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                [LETTERHEAD OF PIPER MARBURY RUDICK & WOLFE LLP]

                                                                     EXHIBIT 5.1

                                November 9, 2001



APARTMENT INVESTMENT AND MANAGEMENT COMPANY
Colorado Center, Tower Two
2000 South Colorado Boulevard, Suite 2-1000
Denver, Colorado  80222

Ladies and Gentlemen:

         We serve as special Maryland counsel to Apartment Investment and Management Company, a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), on a Registration Statement of the Company on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on or about November 9, 2001, of 715,781 shares (the "Shares") of Class A Common Stock, par value $.01 per share, of the Company (the "Common Stock"). This opinion is being provided at your request in connection with the filing of the Registration Statement.

         The Shares (the actual number of which is as adjusted from time to time pursuant to certain antidilution and market formula provisions) may be issued by the Company from time to time as follows:

                  (i) up to 634,119 Shares (rounded) in exchange for up to 634,118.99 common limited partnership units (the "Common OP
         Units") of AIMCO Properties, L.P., a Delaware limited partnership (the "Operating Partnership"), tendered for exchange and subsequently offered for sale from time to time by certain stockholders,

                  (ii) up to 37,186 Shares (rounded) in exchange for up to 29,752 class seven partnership preferred units (the "Class Seven Preferred OP Units") of the Operating Partnership tendered for exchange and subsequently offered for sale from time to time by certain stockholders




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                                                                November 9, 2001
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         (which number of Shares is based upon a Market Value, as defined in the
         OP Partnership Agreement referred to below, of $20.00 per share of the Common Stock),

                  (iii) up to 7,813 Shares (rounded) in exchange for up to 7,813 Common OP Units (rounded) of the Operating Partnership issuable upon conversion of up to 6,250 class eight partnership preferred units (the "Class Eight Preferred OP Units") of the Operating Partnership tendered for exchange and subsequently offered for sale from time to time by certain stockholders (which number of Shares is based upon a Fair Market Value of Class Eight Partnership Preferred Unit, as defined in the OP Partnership Agreement referred to below, of $25.00 per unit and value of REIT Share of $20.00 per share of the Common Stock), and

                  (iv) up to 36,663 Shares (rounded) in exchange for up to 36,663 Common OP Units (rounded) of the Operating Partnership issuable upon conversion of up to 76,995.55 class nine partnership preferred units (the "Class Nine Preferred OP Units") of the Operating Partnership tendered for exchange and subsequently offered for sale from time to time by certain stockholders.

         In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

                  (a)  the Registration Statement,

                  (b) the Charter of the Company (the "Charter"), certified by the Department of Assessments and Taxation of the State of Maryland,

                  (c) the By-Laws of the Company, as amended and restated and in effect on the date hereof,

                  (d) the Agreement of Limited Partnership of the Operating Partnership, as amended to date (the "OP Partnership Agreement"), including the amendments providing for the issuance, conversion, and/or tender of the Common OP Units and, the Class Seven Preferred OP Units, the Class Eight Preferred OP Units, and the Class Nine Preferred OP Units,

                  (e) the proceedings of the Board of Directors of the Company or a committee thereof relating to the authorization and issuance of the Shares,





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                                                                November 9, 2001
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                  (f) a Certificate of the Secretary of the Company (the
         "Certificate"), dated the date hereof, as to certain factual matters, and

                  (g) such other statutes, certificates, instruments, and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion.

         In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely upon the Certificate.

         Based upon the foregoing, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that:

                  (1) the Shares issued or to be issued in exchange for the Common OP Units tendered for exchange have been duly authorized and, upon exchange of such Common OP Units in accordance with the terms of the OP Partnership Agreement and issuance and delivery of stock certificates representing the Shares, have been or will be validly issued and are or will be fully paid and non-assessable.

                  (2) the Shares to be issued in exchange for the Class Seven Preferred OP Units tendered for exchange have been duly authorized and, upon exchange of such Class Seven Preferred OP Units in accordance with the terms of the OP Partnership Agreement and issuance and delivery of stock certificates representing the Shares, will be validly issued, fully paid, and non-assessable.


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                  (3) the Shares to be issued in exchange for the Common OP
         Units issuable upon conversion of Class Eight Preferred OP Units and tendered for exchange have been duly authorized and, upon conversion of such Class Seven Preferred OP Units and subsequent exchange of such Common OP Units in accordance with the terms of the OP Partnership Agreement and issuance and delivery of stock certificates representing the Shares, will be validly issued, fully paid, and non-assessable.

                  (4) the Shares to be issued in exchange for the Common OP Units issuable upon conversion of Class Nine Preferred OP Units and tendered for exchange have been duly authorized and, upon conversion of such Class Nine Preferred OP Units and subsequent exchange of such Common OP Units in accordance with the terms of the OP Partnership Agreement and issuance and delivery of stock certificates representing the Shares, will be validly issued, fully paid, and non-assessable.

         In addition to the qualifications set forth above, this opinion is subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the State of Maryland. We assume that (i) the Common OP Units and, the Class Seven Preferred OP Units, the Class Eight Preferred OP Units, and the Class Nine Preferred OP Units have been validly issued by the OP Partnership, (ii) the Common OP Units issued upon conversion of the Class Eight Preferred OP Units and the Class Nine Preferred OP Units will be validly issued by the OP Partnership, and (iii) the issuance of the Shares will not cause (A) the Company to issue shares of Common Stock in excess of the number of shares of such class authorized by the Charter at the time of issuance of the Shares and
(B) any person to violate any of the Initial Holder Limit, the Look-Through Ownership Limit, or the Ownership Limit provisions of the Charter. This opinion concerns only the effect of the laws (exclusive of the securities or "blue sky" laws and the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving our consent, we do not


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                                     Apartment Investment and Management Company
                                                                November 9, 2001
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thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                            Very truly yours,


                                            /s/ PIPER MARBURY RUDICK & WOLFE LLP